Exhibit 99.1

RE - IMAGINE YOUR MONEY CORPORATE PRESENTATION (OTCQB: CGLO)

WWW.CORO.GLOBAL Important notices and disclaimers This presentation contains “forward - looking statements” within the meaning of the federal securities laws that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward - looking stat ements as a result of certain factors, including those set forth in the Company’s filings with the Securities and Exchange Commission. Forward - looking statements relat e to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability , c apital expenditures, financial condition, liquidity, capital resources, cash flows, results of operations and other financial and operating information. Whe n u sed in this presentation, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “should,” “project,” “plan,” and similar expressions are intended to identify forward - looking statements, although not all forward - looking statements contain such identifying words. The forward - looking statements contained in this presentation are based on historical performance and management’s current plans , estimates and expectations in light of information currently available to it and are subject to uncertainty and changes in circumstances. There can be n o a ssurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to the fac tors, risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, changes in global, regional or local politica l, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. Our actual results may vary in material respects fro m what we may have expressed or implied by these forward - looking statements. We caution that you should not place undue reliance on any of our forward - looking s tatements. Any forward - looking statement made by us in this presentation speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update an y forward - looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws. In addition, this presentation includes market and industry data that has been obtained from third party sources, including i ndu stry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (includ ing our management’s estimates and assumptions relating to such industries based on that knowledge). Our management’s knowledge of such industries has been dev eloped through its experience and participation in these industries. While our management believes that the third - party sources referred to in this presentation are reliable, we have not independently verified any of the data from such sources referred to in this presentation or ascertained the underlying e con omic assumptions relied upon by such sources. Internally prepared and third - party market forecasts, in particular, are estimates only and may be inaccurate, esp ecially over long periods of time.

WWW.CORO.GLOBAL Coro is a new way to use gold as money. A marriage between the timelessness of gold and the financial technology of the future. What Is CORO? Why CORO? To democratize access to gold and bring forth a more sustainable financial system.

WWW.CORO.GLOBAL What Problems are We Solving? Currency instability through devaluation is spreading globally. Financial technology has not yet created financial inclusion. Transferring money across borders is slow and expensive.

6 countries experienced inflation rates over 50% from currency devaluation in 2019 – that was before the coronavirus crisis. 1.2 billion smartphone users have no access to financial services. 8% is the average fee globally to send money across a border. The Numbers WWW.CORO.GLOBAL

What if Gold Returned as Money? WWW.CORO.GLOBAL $340 Billion in gold transactions $0 in mobile gold payment transactions $1 Trillion in mobile payment transactions 3 Billion smartphone users

Gold Maintains Value WWW.CORO.GLOBAL

Gold Outperforms WWW.CORO.GLOBAL

Coro combines the oldest and only stable form of money humanity has ever known, with the most advanced and secure payment technology. How Do We Bridge Past and Future? WWW.CORO.GLOBAL

By using an advanced distributed ledger technology called Hashgraph, we are building new, more reliable financial rails to power currency transactions. Key advantages: ▪ Accurate – transaction sync with 100% mathematical proven accuracy ▪ Blazing fast – up to 500,000 transactions per second ▪ Cyber secure – only DLT that is asynchronous byzantine fault tolerant ▪ Energy efficient – no computer mining required Our Technology WWW.CORO.GLOBAL

• CORO was released in the U.S. on Aug 8, 2020 • Licensed and authorized to do business in 1 7 U.S. States plus the District of Columbia • Expect to be operating in all 50 States by end of Q1 2021 • Mexico and Canada licenses expected in Q2 2021 CORO now available in U.S. WWW.CORO.GLOBAL

FX EXCHANGE TRANSACTION STORAGE INTEREST ON FX FX Exchange Fees Exchange rate fees earned between currencies including fiat currencies and gold Transaction Fees Fixed transaction fees for sending and receiving currencies Storage Fees Fees earned on the balance of gold accounts Interest on FX Earned on fiat custody account balances Planned Revenue Generation WWW.CORO.GLOBAL coro

Who Are Our Competitors?

	coro	Revolut	venmo	TransferWise	WESTERN UNION WU
Currencies	USD XAU	Global	USD	Global	Global
Platform	Hashgraph consensus algorithm	Old banking system	Old banking system	Old banking system	Old banking system
Country	USA	UK	USA	UK	USA
Target Market	2020 USA 2021 Intl Expansion	Global	USA	Global	Global
Compliance & Banking	Full AML/KYC Capabilities	Limited AML/KYC	Limited AML/KYC	Limited AML/KYC	Limited AML/KYC
Fees	FX Exchanges Transactions Storage Interest	Account types: Free, Premium, Metal Exchange – market rate + 0.5-2.0% P2P free	Free P2P transactions	Ex 0.38% of amount + \$1.09 + exchange fees	5% to 15% depending on the currency and size of the transaction

WWW.CORO.GLOBAL

Competitive Advantages ADVANTAGES BENEFITS Hashgraph Technology Real - time settlement, 100% Accuracy. AML / KYC Technology Financial inclusion. No limits to payment size. Buy, Send, Receive Gold Preserve the value of your money. WWW.CORO.GLOBAL

Leadership Team Mark Goode, CEO • Founder of JMG Strategies, alternative investment management • Founder of The Peninsula Group, an investment management company focused on life insurance settlements • Decorated former Captain in the United States Marine Corps. Dave Dorr, Co - Founder • 20+ years capital markets/fintech • Co - founder of first electronic trading platform for life insurance for Wall Street • Career background in macroeconomics • 20+ years trading precious metals Brian Dorr, Co - Founder • An industry pioneer in offshore insurance • Specialist in international estate planning, and investment vehicle structuring • Extensive knowledge in AML/KYC compliance • Experience in the banking, brokerage and insurance industries WWW.CORO.GLOBAL Niquana Noel, COO • Expertise in operations, finance, accounting, staffing, corporate governance, SEC reporting, and compliance. • Two decades working with privately held and publicly traded micro and small - cap companies.

Leadership Team Lorenzo Delzoppo , CCO • 20 years of regulatory compliance, risk management, and legal experience. • Supervised compliance with all laws and regulations applicable to international money transfer activities as CCO of the MoneyExpress Financial. • Speaker, organizer, and moderator at numerous international conferences and lecturer at university seminars Anna Milaeva, CMO • 10+ years administering and managing new companies. • Expertise in positioning, branding, digital marketing, communications, customer insights, and growth. WWW.CORO.GLOBAL Jonathan Beck, CTO • Served as Team Lead and Architect on numerous software and systems solutions projects • Experience in financial, medical, and defense sectors. • Specializes in leveraging current and near - future technologies, along with industry best practices, to guide the development of custom software solutions.

T h a n k You WWW.CORO.GLOBAL